As filed with the Securities and Exchange Commission on August 24, 2001
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               RADISYS CORPORATION
             (Exact name of registrant as specified in its charter)


            OREGON                                           93-0945232
(State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                            Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon                                            97124
(Address of Principal                                        (Zip Code)
Executive Offices)
                                   ----------

                               RadiSys Corporation
                       2001 Nonqualified Stock Option Plan

                               RadiSys Corporation
                  1996 Employee Stock Purchase Plan, as amended
                              (Full title of plans)
                               -------------------
                                Glenford J. Myers
                      President and Chief Executive Officer
                               RadiSys Corporation
                           5445 NE Dawson Creek Drive
                               Hillsboro, OR 97124
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 615-1100

                                    Copy to:

                                 John R. Thomas
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE

                                         Proposed       Proposed
                                         Maximum        Maximum
                       Amount            Offering       Aggregate   Amount of
Title of Securities    to Be             Price Per      Offering    Registration
to Be Registered       Registered(1)     Share(1)       Price(1)    Fee
-----------------      -------------     ----------     ----------  ------------

Common Stock           2,000,000 Shares  $18.203125     $36,406,250  $9,102

--------------------------------------------------------------------------------

(1)      This Registration Statement registers the following shares:

         Name of Plan                                       Number of Shares
         ------------                                       ----------------

         RadiSys Corporation 2001 Nonqualified
         Stock Option Plan                                      1,500,000

         RadiSys Corporation 1996 Employee
         Stock Purchase Plan, as amended                          500,000

         TOTAL                                                  2,000,000

         The proposed maximum offering price per share and the proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. Pursuant to Rule 457(c), the estimated offering price for the shares to be issued under the RadiSys Corporation 2001 Nonqualified Stock Option Plan and the RadiSys Corporation 1996 Employee Stock Purchase Plan, as amended, was calculated based on $18.203125, which was the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 22, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.
          ---------------------------------------

         The following documents filed by RadiSys Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

                  (a) The Company's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

                  (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under
         Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          -------------------------

         Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

         Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

         Article VII of the Company's Second Restated Articles of Incorporation and Article V of the Company's Restated Bylaws require indemnification of current or former directors of


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
the Company to the fullest extent permitted by law. The right to and amount of indemnification will ultimately be subject to determination by a court that indemnification in the circumstances presented is consistent with public policy and other provisions of law. It is likely, however, that Article VII of the Company's Second Restated Articles of Incorporation and Article V of the Company's Restated Bylaws would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act. The effect of the indemnification provisions contained in Article VII of the Company's Second Restated Articles of Incorporation, Article V of the Company's Restated Bylaws and the Oregon Business Corporation Act (the "Indemnification Provisions") is summarized as follows:

                  (a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

                  (b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

                  (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

                  (d) The Company may not indemnify a director unless it is determined by (1) a majority of a quorum of disinterested directors or a committee of disinterested directors, (2) independent legal counsel or (3) the shareholders that indemnification is proper because the applicable standard of conduct has been met. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances.

                  (e) The Company will advance to a director the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the


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
         director affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

         Under the Oregon Business Corporation Act, an officer of the Company is entitled to mandatory indemnification to the same extent as a director of the Company if he or she was wholly successful on the merits of a controversy described in (a) or (b) above.

         The Company has obtained insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The Company has also entered into indemnification agreements with certain of the Company's directors. The indemnification agreements in part incorporate the indemnification provisions of the Oregon Business Corporation Act as described above. The indemnification provisions also alter or clarify the statutory indemnity in certain respects. The most significant effects of the indemnification agreements are to add indemnification for settlements of derivative lawsuits and for proceedings involving a breach of fiduciary duty, subject to specified exceptions. The indemnification agreements also set forth certain procedures that apply in the event of a claim for indemnification or advancement of expenses.

         The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         4.1 Second Restated Articles of Incorporation and amendments thereto. Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-95892), and by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000.

         4.2 Restated Bylaws. Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration No. 333-38966).

         5.1      Opinion of Stoel Rives LLP.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Stoel Rives LLP (included in Exhibit 5.1).

         24.1     Powers of Attorney.

Item 9.  Undertakings.
         ------------

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933.

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on August 24, 2001.

                                   RADISYS CORPORATION



                                   By    /s/GLENFORD J. MYERS
                                     -------------------------------------------
                                         Glenford J. Myers,
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 24, 2001.

                  Signature                   Title



/s/GLENFORD J. MYERS                 Chairman of the Board, President,
----------------------------------   Chief Executive Officer and acting Chief
Glenford J. Myers                    Financial Officer
                                     (Principal Executive Officer and Principal
                                     Financial and Accounting Officer)



/s/JAMES F. DALTON*                  Director
----------------------------------
James F. Dalton


/s/RICHARD J. FAUBERT*               Director
----------------------------------
Richard J. Faubert

                                     Director
----------------------------------
C. Scott Gibson


                                     Director
----------------------------------
Jean-Pierre D. Patkay


                                     Director
----------------------------------
Jean-Claude Peterschmitt


/s/CARL NEUN*                        Director
----------------------------------
Carl Neun


    *By  /s/GLENFORD J. MYERS
       ------------------------------
          Glenford J. Myers,
          Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number   Document Description
------   --------------------

4.1 Second Restated Articles of Incorporation and amendments thereto. Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-95892), and by reference to
         Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000.

4.2 Restated Bylaws. Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration No. 333-38966).

5.1      Opinion of Stoel Rives LLP.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1     Powers of Attorney.